FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): December 10, 1997


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)
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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

          Attached  Press  Release  Relative to Home  Bancorp  Stock  Repurchase
          Program

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           HOME BANCORP
                                                        ------------------
                                                           (Registrant)


                                                        /s/W. Paul Wolf
Date:   Decembwe 10, 1997                               ---------------
                                                        W. Paul Wolf
                                                        Chairman, President, CEO

                                 NEWS RELEASE
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--------------------------------------------------------------------------------


Home Bancorp                                         Date      December 10, 1997
                                                     ---------------------------
132 EAST BERRY STREETo   P.O. BOX 989                Contact   W. Paul Wolf
                                                     ---------------------------
FORT WAYNE, INDIANA 46801-0989
PHONE:  (219) 422-3502
FAX:  (219) 426-7027



                                  HOME BANCORP
                                    ANNOUNCES
                            STOCK REPURCHASE PROGRAM


         FORT WAYNE,  INDIANA,  -- December  10, 1997 -- Home  Bancorp  (Nasdaq:
HBFW), the holding company for Home Loan Bank, announced today its intention to repurchase over the next twelve months 241,186 shares of its outstanding shares of common stock in the open market. The repurchase, commencing on or after December 15, 1997, is planned to be completed over a one year period. The shares will be purchased at prevailing market prices from time to time, depending on market conditions. The repurchase shares will be held as treasury stock and will be used for general corporate purposes.

         Home Loan Bank serves northeastern Indiana through its nine banking offices located in Allen and Adams Counties. As of December 10, 1997, Home Loan Bank exceeded all applicable regulatory capital requirements.









                       Holding Company for Home Loan Bank